UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 22, 2017

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2017, the Board of Directors of Repro Med Systems, Inc. (the “Company”) approved a change in the Company’s fiscal year end from February 28 to December 31.  This change is being made by the Company to better align the Company’s financial reporting calendar with its industry peers, suppliers and customers.  Accordingly, the Company will file its Form 10-K for the fiscal year ending February 28, 2017 in May 2017.  For its new fiscal year ending December 31, 2017, it will file its Form 10-K for ten months ending December 31, 2017 and twelve months ending February 28, 2017 in March 2018.  With this fiscal year end change, the Company will report one-time, transitional financial information for the month of March, 2017 and the quarter April through June 2017 on Form 10-Q in August 2017.  The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods.  The change to the Company’s fiscal year will not impact the Company’s fiscal year results for the year ended February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: April 27, 2017	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer